School Specialty, Inc.

Fiscal 2015 Third Quarter and Nine Month Results Update

March 4, 2015

About School Specialty – Our Business

Business Summary

A leading distributor of supplies, furniture, technology products, supplemental learning products and curriculum solutions to the education marketplace

- Founded in 1959 and headquartered in Greenville, WI
- Access to over 100,000 proprietary and branded educational products supported by customized value-added service solutions and preferred alternative procurement options
- Several Company brands hold the #1 position in their respective categories
- Long-standing relationships with approximately 70% of the estimated 130,000 schools in the U.S., and 3.6 million teachers in those schools
- Nationwide distribution capabilities
- Approximately 1,180 employees nationwide
- Publicly traded on the OTCQB under the ticker symbol "SCOO"

Business Segment Overview



Distribution
Supplies
Furniture
Technology
Instructional Solutions
Agendas
Curriculum
Core Science
Supplemental Science
Intervention for Reading and Math
Supplemental Reading and Math
Professional Services

Distribution

The broadest range and deepest assortment of supplies and consumables, supplemental learning products, classroom equipment and furniture available from a single-source supplier

Curriculum

Well established core and supplemental curriculum products and services for science, reading and literacy with a focus on advancing student learning and achievement

"Transitioning to a one-SSI business model"

School Specialty

Our Diverse Assortment & Offering

*We offer educators and those responsible for purchasing for education, the widest assortment of products within our target markets and product categories. We continuously assemble products and solutions that help teachers teach and advance student learning. It's this breadth and depth of our offering, and our **commitment to customer service** which sets us apart.*

Proprietary brands

3rd party brands

Education Supplies & Resources

- Classroom supplies
- Office products
- Janitorial and sanitation supplies
- School equipment
- Classroom technology
- Specialty paper
- Supplemental learning materials
- Teaching resources
- Art supplies
- Early childhood products
- Physical education equipment
- Special needs equipment

School / Office Furniture

- Classroom furniture
- Library furniture
- Cafeteria furniture
- Office furniture
- Shelves and benches, and other fixed furniture
- Projects by Design

Curriculum Solutions

- Focus on K-12 science and K-9 literacy solutions
- Core, supplemental and intervention solutions
- Science kits and science equipment / materials
- Literacy print, hybrid and digital solutions
- Hybrid and online assessment solutions
- Digital content platforms

SSI GUARDIAN

- Curriculum
- Hard goods
- Consulting services
- Technology solutions

School Specialty

Distribution Segment Overview

Segment Overview

Offers one of the broadest ranges and deepest assortments of general supplies and consumables, supplemental learning products, classroom equipment and furniture available from a single-source supplier

- Widely recognized brand names in the industry used by administrators and educators
- Comprehensive product offering at competitive pricing delivers convenience and value to customers
- Long-standing relationships with key decision makers at the district, school and teacher levels drive recurring revenue
- Growth driven by new school construction, housing starts, property taxes and expected enrollment growth

Positioning and Differentiation

- Provides a one-stop-shop for customers seeking a broad breadth of products, solutions and teaching materials in an educational setting
- Large product portfolio and private label brands allow for competitive pricing and enhanced market reach through nationwide distribution and inside/outside sales model
- Products and solutions that address growth categories of Education market – i.e. Technology, Furniture, Learning Materials
- Strong customer relationships driven by field sales force and product category expertise
- Knowledge of education system procurement processes and ability to navigate national, state and district contracts and pricing structures

Product Categories

Supplies	Office products, classroom supplies, janitorial and sanitation supplies, school equipment, planning and development products, physical education products, art supplies, and paper
Furniture	Full range of school-specific furniture and equipment, including student desks, chairs, cafeteria tables, and gymnasium furniture
Instructional Solutions	Supplemental learning materials (reading, math and science), teaching resources, special needs and special education products, and early childhood offerings
Agendas	Planning and student development content delivered through printed and digital (in beta) student agendas, many of which are customized at the school level
Technology	Educator inspired quality audio / visual technology products, including state-of-the-art multi-media, audio, visual and presentation equipment

Significant opportunities for expansion across all product categories through further penetration of large and diverse customer base

Pent-up demand for new school construction and retrofits driving Furniture and Projects by Design (key focus area in F'16)

School Specialty

Curriculum Segment Overview

Segment Overview

Well established provider of core, supplemental and intervention curriculum products and services for science and reading (literacy)

- Differentiated portfolio of author-driven, efficacy-based solutions in traditional print, digital and blended learning approaches
- Depth of knowledge and experience in target market segments (K-5 Science and K-9 reading and math intervention)
- Solutions targeted at niche submarkets using alternative educational approaches
- Loyal and long-tenured customer base
- Relationships with key district, school and classroom curriculum decision makers
- Positioned to benefit from increased state adoptions in science and evolving national standards/assessments
- Opportunity to leverage intellectual property across new digital platforms

Well-Known Science and Reading Brands

FOSS · FREY scientific · cpo science · Delta Education ...because children learn by doing · EPS · WORDLY WISE 3000 · Academy of READING · Explode The Code

Product Categories

Science

- ***Core curriculum:*** Highly recognized proprietary or exclusive offerings, which provide learning resources focused on promoting scientific education and inquiry, literacy and achievement
- ***Supplemental materials and supplies:*** Products include laboratory supplies, equipment and teacher resources for highly effective hands-on learning experiences

Reading

- ***Supplemental curriculum:*** Standards- and curriculum-based products focused on providing educators and parents with effective tools to encourage and enhance literacy skills
- ***Intervention curriculum:*** Provides tailored literacy and math instruction for students with special needs and intervention solutions for students at risk for reading and math failure

Positioning and Differentiation

- **Science:** SSI dominates the core K-5 hands-on science market – FOSS is the core K-5 product in five of the top 10 districts in the U.S.
- **Reading:** Niche positioning with curriculum, student assessment and intervention solutions in the K-9 market
- **Curriculum:** Strategic and long-standing relationships with Universities and Publishers, driving curriculum content

School Specialty

Key Competitive Advantages and Customer Value Propositions

School Specialty serves over 90% of the more than 14,300 school districts in the U.S.

Key Competitive Advantages

✓ **Longstanding customer relationships**
- Served more than 70% of the schools located throughout the United States in FY'14A
- Average customer tenure of 10+ years(1)

✓ **Unmatched market leadership**
- Highly fragmented market consisting of local and regional players
- Approved vendor status required to operate in certain states
- Significant product knowledge and broad portfolio required to serve customers effectively

✓ **Nationwide distribution capabilities**
- Significant restructuring to focus distribution network footprint around customer concentrations
- Investments made in upgraded management operating systems
- Reconfigured distribution lines and scaled back staffing requirements

✓ **Diversified sales model**
- Sales force targets school districts and individual schools, and also implements a direct-to-consumer model
- Continually migrating from traditional to e- commerce sales (25% of FY'14A revenue)

Value Proposition to Customers

✓ **Comprehensive product offering**
- School products ranging from art supplies to cafeteria furniture
- Widely recognized proprietary and third party brand names sought after by school administrators and educators
- 96% of customers find product assortment similar or superior to competitors(2)

✓ **Competitive product pricing**
- Status as a market leader provides favorable pricing from suppliers
- High volume orders from more than 100,000 schools allows for cost-savings pass through opportunities

✓ **Knowledge of and integration with school system procurement processes and contract management**

✓ **e-commerce platform customized to meet schools' individual needs**
- More than 30 e-commerce websites, incorporating search engine optimization and social media
- Custom buyer portals designed for individual school districts and teachers
- 92% of customers find website similar to or better than average competitor(2)

(1) Based on top 300 customers.
(2) Based on customer survey (September 2014).

School Specialty

Growth Opportunities Supported by Improving Market Dynamics

School Specialty serves over 90% of the more than 14,300 school districts in the U.S.

Education Market Conditions Improving

- Nation's schools expected to enter a period of sustained enrollment growth of nearly 3 million preK-12 students from 2014 to 2022
- State budgets are stabilizing and some states have increased educational funding (property tax receipts are rising with tax increases and improving home prices)
- Increased new school construction should drive spending on classroom furniture and equipment and related supplies; 8% annual growth in new school construction expected in 2015
- Upcoming adoption of Common Core State Standards and Next Generation Science Standards is expected to drive industry growth with large statewide adoptions on the horizon

PreK–12 Enrollment (2007–2022E)


(students in millions)
55.2 55.0 54.8 54.9 54.8 54.8 54.9 55.1 55.3 55.6 55.9 56.3 56.6 57.1 57.5 57.9
'07A '08A '09A '10A '11A '12E '13E '14E '15E '16E '17E '18E '19E '20E '21E '22E

New K-12 School Construction Spending


($ in billions)
$26 $24 $21 $22 $24 $26 $31 $36
2010A 2011E 2012E 2013E 2014E 2015E 2016E 2017E

Total Public K-12 School Expenditures(1)


($ in billions)
$525 $527 $547 $563 $582 $607 $634
2010A 2011E 2012E 2013E 2014E 2015E 2016E

Source: McGraw-Hill (Q2'14), National Center for Education Statistics (February 2014) and NAR Economic Outlook (November 2014).

(1) Expenditures include salaries for school personnel, benefits, school transportation, school books and materials, energy costs and other expenses.

Source: National Center for Education Statistics (February 2014) and the U.S. Census Bureau.

School Specialty

Anticipated Growth in Addressable Curriculum Market

Curriculum Market Dynamics

- Increased student assessments (driven by Common Core or other state standards) identifying weaknesses in student performance, driving increased spend on intervention and supplemental curriculum
  - 43 states have adopted the Common Core State Standards
- Curriculum adoptions have been delayed across the country due to the recession (pent-up demand for new curriculum materials)
  - Curriculum market forecasted to grow 8.3% per annum from 2015 to 2017
  - 68% of curriculum directors surveyed expect to purchase new Common Core instructional materials this year, compared to 62% two years ago
- Shift from print-only to print, digital and blended solutions
  - Industry saw increases in 2012 digital resource sales, including online/digital content (+19%)

Addressable K-12 Publishing Market

($ in millions)



$2,918
$687
$822
$1,409
2011A
$2,457
$301
$866
$1,290
2012A
$2,495
$430
$815
$1,250
2013E
$2,950
$900
$780
$1,270
2014E
$2,930
$758
$782
$1,390
2015E
Open Territory
Adoption Residual
New Adoption

K-12 Curriculum Market Size

($ in billions)



$10
2013A
$10
2014E
$11
2015E
$11
2016E
$12
2017E

Source: Houghton Mifflin Harcourt, American Association of Publishers and Education Market Research (2014).

School Specialty

School Specialty®

FY15 Financial Update

Fiscal 2015 Third Quarter and Nine Month Financial Highlights

Efficiency initiatives and headcount reductions implemented in 3Q F'15 expected to positively impact 4Q F'15 and beyond

Third Quarter Financial Review

- **Revenues of $77.8 million vs. $74.7 million, an increase of $3.1 million or 4.1%**
  - Distribution segment revenues of $67.7 million vs. $64.4 million, up 5.2%; strong year-over-year performance in the Furniture and Technology product categories, which is expected to continue into 4Q F'15
  - Curriculum segment revenues of $10.0 million vs. $10.3 million, a decline of 2.7%; Science down $0.4 million and Reading up $0.1 million; while revenues declined slightly, sales pipeline supports year-over-year growth in 4Q F'15
- **Gross margins of 34.5% vs. 35.4%, a decline of 90 basis points ("bps")**
  - Distribution segment margins of 33.2% vs. 33.9%; decline related to product mix as Furniture represented a larger percentage of revenues – 70 bps impact
  - Curriculum segment margins of 43.0% vs. 45.3%; higher product development amortization had a negative impact in the Curriculum Science business of 490 bps
- **Selling, general and administrative (SG&A) expenses of $50.9 million vs. $48.7 million, an increase of $2.2 million or 4.5%**
  - Distribution segment SG&A up $0.8 million / Curriculum segment SG&A up $0.1 million / Corporate SG&A up $1.3 million
  - Higher segment SG&A primarily a result of higher transportation and online marketing costs in the Distribution segment, and an increase in self-funded benefit costs, offsetting positive variances experienced in the combined 1H of F'14
  - Corporate SG&A increase is primarily related to a $1.3 million increase in process improvements costs and the write-down of $0.6 million of the Company's Salina, KS distribution center, which was closed in F'14. The Company has an accepted offer to sell this property with net proceeds totaling $1.6 million
  - Q3 F'14 included a one-time benefit of $1.4 million related to an employee furlough; adjusting for that, compensation and benefits costs were down 6.6%
  - All other SG&A (excluding compensation and benefits and process improvement costs) were up $1.2 million due primarily to increased professional fees (+$0.9M) and freight costs (+$0.2M)

Nine Month Financial Review

- **Revenues of $515.9 million vs. $522.5 million, down $6.6 million or 1.3%**
  - Distribution segment revenues of $442.3 million vs. $452.7 million, down $10.4 million or 2.3%; Student planner/agenda products and printing plant divestiture accounted for $8.7 million and $4.3 million of the decline, respectively, offset by a $4.4 million increase in Furniture revenues
  - Curriculum segment revenues of $73.6 million vs. $69.8 million, an increase of $3.8 million or 5.5%, driven by higher sales of Science products, including state science curriculum relating to the TX adoption
- **Gross margins of 37.3% vs. 38.8%, a decline of 150 basis points**
  - Distribution segment margins (35.1% vs. 36.7%) impacted by lower sales of agenda products and a shift in product mix
  - Curriculum segment margins (50.0% vs. 52.6%) declined due to higher product development amortization (330 bps impact), offset by a favorable product mix of curriculum sales vs. supplies sales in the Science segment
- **SG&A expenses of $180.7 million vs. $184.9 million, a decline of $4.1 million or 2.3%**
  - Distribution segment SG&A decreased $4.8 million or 3.3%, driven by lower marketing costs, depreciation and amortization expenses, and compensation and benefit costs, partially offset by higher transportation costs
  - Curriculum segment SG&A decreased $2.5 million or 7.1% due to lower marketing costs and compensation and benefit costs
  - Corporate SG&A increased $3.2 million; primarily related to $3.2 million increase in process improvement implementation costs and the Salina, KS write-down
  - Combined 9-mo F'14 included a one-time benefit of $1.4 million related to furlough; adjusting for that, compensation and benefits costs were down 5.0%
  - All other SG&A (excluding compensation and benefits and process improvement costs) were down $4.3 million

School Specialty

Fiscal 2015 Third Quarter and Nine Month Business Segment Review

	Quarter to Date			
	Q3 F'15	Q3 F'14	Change	% Change
Transactional products	$ 54,690	$ 54,025	$ 665	1.2%
AV Tech Distributor Business	3,564	2,621	943	36.0%
Projects Furniture	8,857	6,102	2,754	45.1%
Agendas	486	948	(462)	-48.8%
Commercial print plant activity	-	-	-	0.0%
Science Curriculum	6,879	7,367	(488)	-6.6%
Reading Curriculum	3,138	2,927	211	7.2%
Freight revenue	996	1,094	(98)	-9.0%
Customer allowances/discounts	(856)	(420)	(436)	103.8%
Total Revenues	$ 77,754	$ 74,664	$ 3,089	4.1%

	Year to Date			
	F'15	Combed F'14	Change	% Change
Transactional products	$ 332,273	$ 328,297	$ 3,976	1.2%
AV Tech Distributor Business	10,723	9,127	1,596	17.5%
Projects Furniture	42,423	44,789	(2,365)	-5.3%
Agendas	55,366	63,939	(8,573)	-13.4%
Commercial print plant activity	-	4,319	(4,319)	-100.0%
Science Curriculum	52,478	48,103	4,375	9.1%
Reading Curriculum	21,129	21,664	(535)	-2.5%
Freight revenue	4,920	5,544	(624)	-11.3%
Customer allowances/discounts	(3,420)	(3,294)	(126)	3.8%
Total Distribution Segment	$ 515,893	$ 522,489	$ (6,596)	-1.3%

Distribution and Curriculum Segment Review

- Continued growth in transactional product categories throughout F'15 (up 1.2% for both the three and nine month comparable periods)
- A/V Tech revenue growth increased in 3Q F'15, driven by products that support student assessments
- Projects Furniture up 45.1% for the quarter; YTD revenues down 5.3% due to timing as some 1H F'15 orders were delayed (anticipate 4Q F'15 growth based on strong bookings and increased demand for new school construction/remodeling)
- Agenda business declined, as anticipated, but with low impact in 3Q F'15 as the majority of orders are realized in the 1st half of the year; multiple initiatives underway to address the decline, including digital complements to existing products, and new marketing and customer acquisition strategies
- Science curriculum revenues down for the quarter but up 9.1% YTD as a result of strong core curriculum (FOSS and CPO) sales
- Reading curriculum revenues increased in 3Q F'15, offsetting a portion of the 1H softness

- New Channel sales – e-tail/retail – continues momentum, with 22.9% revenue increase in 3Q F'15 ($4.5 million vs. $3.7 million) and 13.6% YTD ($11.7 million vs. $10.3 million)
- District sales remain up for both quarter and YTD comparisons, demonstrating stability in core markets
- New sales force alignment structured to support growth initiatives in non-district customer segment; private and charter schools and childcare facilities; combination of inside and outside salesforce

School Specialty

NOTE: Transactional products include supplies, instructional solutions, AV/Tech sold to non-distributors and "loose" furniture.

Consolidated Combined Statement of Operations

SCHOOL SPECIALTY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In Thousands, Except Per Share Amounts)

	Successor Company		Successor Company		Predecessor Company	Non-GAAP Combined
	Three Months Ended January 24, 2015	Three Months Ended January 25, 2014	Nine Months Ended January 24, 2015	Thirty-Three Weeks Ended January 25, 2014	Six Weeks Ended June 11, 2013	Nine Months Ended January 25, 2014
Revenues	$ 77,754	$ 74,664	$ 515,893	$ 463,792	$ 58,697	$ 522,489
Cost of revenues	50,946	48,216	323,697	284,494	35,079	319,573
Gross profit	26,808	26,448	192,196	179,298	23,618	202,916
Selling, general and administrative expenses	50,882	48,672	180,717	157,378	27,473	184,851
Facility exit costs and restructuring	2,218	2,429	4,280	6,034	-	6,034
Operating income (loss)	(26,292)	(24,653)	7,200	15,886	(3,855)	12,031
Other expense (income):						
Interest expense	4,306	4,715	14,787	12,141	3,235	15,376
Change in fair value of interest rate swap	(47)	(134)	(18)	488	-	488
Refund of early termination fee	-	-	-	(4,054)	-	(4,054)
Reorganization items, net	-	901	271	5,548	(84,799)	(79,251)
Income before provision for (benefit from) income taxes	(30,551)	(30,135)	(7,841)	1,763	77,709	79,472
Provision for (benefit from) income taxes	100	-	(127)	258	1,641	1,899
Net income (loss)	$ (30,651)	$ (30,135)	$ (7,714)	$ 1,505	$ 76,068	$ 77,573
Weighted average shares outstanding:						
Basic	1,000	1,000	1,000	1,000	18,922	
Diluted	1,000	1,000	1,000	1,000	18,922	
Net Income (loss) per Share:						
Basic	$ (30.65)	$ (30.14)	$ (7.71)	$ 1.51	$ 4.02	$ 5.53
Diluted	$ (30.65)	$ (30.14)	$ (7.71)	$ 1.51	$ 4.02	$ 5.53

School Specialty

Adjusted EBITDA Comparisons

SCHOOL SPECIALTY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In Thousands, Except Per Share Amounts)

	Successor Company		Successor Company	Non-GAAP Combined
	Three Months Ended January 24, 2015	Three Months Ended January 25, 2014	Nine Months Ended January 24, 2015	Nine Months Ended January 25, 2014
Adjusted Earnings before interest, taxes, depreciation, amortization, bankruptcy-related costs, restructuring and impairment charges (EBITDA) reconciliation:				
Net income (loss)	$ (30,651)	$ (30,135)	$ (7,714)	$ 77,573
Provision for (benefit from) income taxes	100	-	(127)	1,899
Reorganization items, net	-	901	271	(79,251)
Restructuring costs	2,218	2,429	4,280	6,034
Restructuring-related costs incl in SG&A	2,864	1,562	8,570	5,369
Change in fair value of interest rate swap	(47)	(134)	(18)	488
Early termination fee	-	-	-	(4,054)
Depreciation and amortization expense	4,820	4,810	13,872	17,273
Amortization of development costs	1,695	1,258	8,644	5,854
Net interest expense	4,306	4,715	14,787	15,376
Stock-based compensation	179	-	320	-
Adjusted EBITDA	$ (14,516)	$ (14,594)	$ 42,886	$ 46,561

School Specialty

School Specialty®



FY15 Corporate Update

Organizational Realignment

Recent steps Taken to Drive Growth, Profits and Efficiencies for our Customers and Shareholders

- Changing the way we do business - realigned and integrated into "one-SSI"
- Creation of one senior leadership and support structure, where sales is the driving force
- No longer operating as independent business units (maintaining specialty product lines and focus)
- Integrating key support functions and leveraging back-end strengths throughout the organization
- Maintained Distribution and Curriculum sales teams, while deploying product specialists to support field sales activity
- One integrated, shared services model with departments supporting all areas of the business


SSI
Inside / Outside Sales Force
(supporting Distribution and Curriculum and the SSI assortment)
Operations/DC's
Supply Chain
Merchandising
Customer Care
Finance/IT
Human Resources
Marketing

School Specialty

Corporate "Rightsizing" Initiatives

Key Initiatives to Drive Bottom-Line Performance and Efficiencies

- Prior two years of process reforms enabled us to implement meaningful changes throughout the organization
- Two major programs implemented in F'15 to lower infrastructure costs, while improving operational effectiveness and customer service
- Sales force realignment completed in 3Q F'15; increase customer touch points and frequency to drive growth in a more cost-effective manner
- Lowered employee count from 1,450 to approximately 1,180, while consolidating redundant roles and activities in previously silo'd business units

Top Grading Assessments

- Review of business functions and employee performance
- Completed in 3Q F'15; elimination of over 70 positions (FTE)
- Estimated full year impact of approx. $4.8 million
- Estimated F'15 impact of $2.3 million (with $1.2 million in Q4)

Number of Employees


3,000
2,000
1,000
0
1,919
1,750
1,583
1,450
1,180
FY11
FY12
FY13
FY14
FY15*

Full-year cost savings of initiatives estimated to be in excess of $20 million; estimated to be $7.2 million in F'15

Project Babylon – Rightsizing the Organization

- Integrate disparate departments across the organization to optimize operational efficiency and match employee footprint to size of business
- Align departments in shared services model, supporting and driving sales
- Implemented in February 2015; elimination of over 150 positions (FTE)
- Estimated full year impact of $11.8 million (net of incremental hiring)
- Estimated F'15 impact of $2.8 million (all to be realized in Q4)

Sales Force Realignment

- F'14 review of coverage, requirements and processes; focused on adapting current sales force to newly implemented coverage model to improve customer service, increase touch points and grow revenues
- Executed 1Q-3Q F'15 along with the implementation of an inside/outside sales coverage model
- Includes adoption of LEAN and Six Sigma principles
- Reduction of ~50 positions with re-investments in inside sales team
- Estimated full year impact of $4.3 million
- Estimated F'15 impact of $2.1 million (with $1.1 million to be realized in Q4)

FY end – last working day of April for each of the FY periods
** F'15 – current (approximate)*

School Specialty

Further Enhancements to Executive Leadership Structure

The New Leadership Team of School Specialty Driving Change

- Joseph Yorio appointed President and Chief Executive Officer in April 2014
- Ryan Bohr appointed EVP and Chief Financial Officer in November 2014
- Todd Shaw promoted to EVP Operations in December 2014
- Ed Carr appointed EVP and Chief Sales Officer in January 2015
- Bodie Marx promoted to SVP Curriculum Sales in December 2014, with GM responsibilities (Reading and Science)
- Rich Harney promoted to SVP in January 2015, responsible for all marketing initiatives companywide
- Michael Yorio appointed SVP, Security Products, President, SSI Guardian in January 2015
- Joe Geltz appointed VP of Distribution Operations in November 2014
- Bill Leinweber appointed VP, Customer Care in February 2015


Joseph M. Yorio
President & Chief Executive Officer
Ryan M. Bohr
EVP, Chief Financial Officer
Todd A. Shaw
Executive Vice President, Operations
Ed Carr
EVP and Chief Sales Officer
Laura Vartanian
SVP, Human Resources
Michael Yorio
SVP, Security Products
President, SSI Guardian
Rich Harney
SVP, Marketing
Joe Geltz
Vice President,
Distribution Operations
Bodie Marx
SVP, Curriculum Sales
General Manager, Curriculum
Bill Leinweber
Vice President
Customer Care

Transitioning to a "one-company" model to better service customer needs

School Specialty

Key Corporate Initiatives – 3Q Sales Force Updates

Sales force realignment completed in 3Q / New Chief Sales Officer hired

1 State-by-state analysis

- Detailed review of all US territories, looking at federal, state and local districts including:
  - Analysis of business and top accounts vis-à-vis the competition
  - Compilation of opportunities for future penetration
  - Building of a 3-year plan to grow market share

2 Territory mapping

- Review of existing sales coverage structure and rep performance
- Analysis of top districts and top opportunities
- Position reps to win new business and ensure no impact to current customer relationships

3 Sales force configuration

- Development and implementation of geographic coverage model by state and territories
- Determine the right inside / outside sales force structure
- Cross-train sales force in select states to sell solution sets alongside individual product lines

New Sales Coverage Model

Outside sales

1. Territory and organizational redesign
2. Platinum account management for top-tier customers
3. Enhance technology tools to better manage and grow account base
4. Increase penetration and velocity in e-tail

Inside sales

1. Increase customer touch points and frequency
2. Lower SG&A costs to service customers
3. Improve penetration with a focus on smaller school districts

"Assign dedicated account managers for customers with annual sales less than $15k/year"

Other

1. Implement new sales force compensation model
2. Improve account coverage with more customer "touches" and better interaction
3. More frequent and effective direct marketing campaigns

Category strategies

1. Furniture – increase selling cycle coverage; deploy architect collaboration specialists; expand private label brands
2. Early Childhood – further market segmentation; allocate dedicated selling resources; expand product offering
3. Administrative Supplies – close adjacency with primary business; wholesale partner to manage logistics

Key 3Q Updates

- Sales force realignment completed in 3Q F'15
- New Chief Sales Officer leading Sales across the organization
- Initial investment in inside sales team in October '14; team doubled in size during 3Q F'15 to 14 dedicated associates
- Inside sales to focus on smaller school district and non-district accounts (over 11,000 customers in this category); during 3Q F'15, customers covered by inside sales showed a y-o-y sales increase of more than 18%; additional resources to be allocated in 4Q and F'16

School Specialty.

Key Corporate Initiatives – 4Q Sales Force Focus Areas

F'16 planning underway – bottom-up budgeting based on new district modeling



100% penetration
Tier 1
100 districts
Platinum Account Management
99.8% penetration
Tier 2
99 districts
Tier 3
100 districts
Tier 4
198 districts
Tier 5
497 districts
Outside Sales Force
90.6% penetration
Tier 6
3,039 districts
Tier 7
3,317 districts
Tier 8
5,783 districts
Inside Sales Direct Marketing

4Q F'15 Priorities

- Consolidation of leadership and coordination of sales efforts companywide
- Focus on continual collaboration between sales, marketing and merchandising
- Strong integration between product specialists and field sales team
- Better cross-pollination of opportunities between sales force and product categories
- Continue to build-out and train inside sales
- Align sales efforts to take advantage of increased federal, state and local funding in select markets
- Continue to foster growth with channel sales partners
- Continue to leverage better market intelligence and data to drive sales
- Leverage digital marketing campaigns supported by field and inside sales support
- Improve use of market intelligence around school spending and school construction to drive sales efforts
- Refocus resources to growth-driven areas of business

Note: # of districts represents districts SSI sold to during the 12 months ending December 2014. Penetration calculated on a district basis.

School Specialty

Key Corporate Initiatives – 3Q Operations Updates

Today's footprint

Nashua, New Hampshire

Office (square feet):	47k
Warehouse (square feet):	300k
Employees[(1)]:	107


Pending
Current
3PL partner

Greenville, Wisconsin

Office (square feet):	58k
Warehouse (square feet):	275k
Employees[(1)]:	96

Mansfield, Ohio

Office (square feet):	49k 266k
Warehouse (square feet):	240
Employees[(1)]:	

~80% of product order volume from the Eastern United States

(1) Average over last twelve months (includes both full-time and seasonal employees).

Actions taken over the last 18 months...

- ✓ Closed Fresno, CA and Salina, KS facilities
- ✓ Consolidated inventory to Mansfield, OH and Greenville, WI
- ✓ Mansfield set up as primary distribution center
- ✓ Greenville configured for peak-season support and e-tail/retail channel (e.g. Amazon, DonorsChoose, eBay, etc.)
- ✓ New operations management team and lean processes implemented
- ✓ Investments made in upgraded warehouse management and control systems

Key 3Q F'15 updates

- ✓ New senior and seasoned operational leaders (Lean and Six Sigma) brought on to execute transformational reforms (VP, DC Operations; Sr. Customer Care personnel)
- ✓ Integration with 3PL DC partner in-progress; expected to be in place prior to F'16 season
- ✓ Realigned departments under one leadership structure (DC's/warehouse, merchandising, procurement, sourcing, transportation, and customer care)
- ✓ Further enhancements to machinery/equipment, processes, and business analytics
- ✓ Addressed outbound freight costs through new terms with vendors and better transportation management processes
- ✓ Strategic Customer Care partnerships to improve Customer Service levels

School Specialty

Key Corporate Initiatives – Operational Improvements

Better metrics across the board with significant improvements made in 3Q to position for peak-season

Improved line fill rates

- New operations management team and lean processes implemented
- Investments made in upgraded management operating systems
- Reconfigured distribution lines and scaled back staffing requirements

Order fill rate



93%
96%
Prior Period
LTM

Reduction in split orders

- Split sales order (line items ship from different distribution centers due to availability) costs $7 in extra handling, packaging and shipping expense
- Going forward, Mansfield will stock all SKUs and Greenville will only ship complete orders

Split orders (000's)



264
153
2014A
2015B

Reduction in backorders

- Backorder (order in which one or more line items ship later than the rest) costs $7 in extra handling, packaging and shipping expense
- Launched process improvements to address issues arising from insufficient inventory forecast and product availability

Backorders (000's)



353
160
2014A
2015B

SKU rationalization

- Ongoing SKU rationalization also driving inventory down
- Approximately 15,000 SKUs removed over the past 18 months; more identified in F'15 and beyond



~54,000
~35,000
39,000 SKUs stocked today
F'13A
F'15B

Decreased average inventory levels

- Continued focus on working capital efficiency
- Average inventory level reduction of approximately 13% (F'13 vs. F'15B)



$100
$87
Gross balance change of $17mm
F'13A
F'15B

Key near-term opportunities and initiatives

- Infrastructure enhancements (Project Babylon execution)
- New labor planning models, new transportation agreements
- Further implementation of Lean and Six Sigma methodologies
- Vendor compliance program (better terms, greater innovation)
- Customer Care training and resolution reforms with partners

School Specialty

Key Corporate Initiatives – Shared Services

All functional departments brought together under one leadership structure to leverage resources, drive efficiencies and lower costs, while investing opportunistically

Project Babylon creates one centralized operating model

- **Finance/IT (Ryan Bohr, EVP and CFO)**
  - All finance and IT functions under one leadership structure
  - Financial reporting and analytics to support each of the key business functional areas
  - IT department reorganized into a matrix-based functional organization
  - IT systems under review and integration of multiple systems in process
  - Anticipate lower finance and IT costs through consolidation of resources and standardization of processes

- **Human Resources (Laura Vartanian, SVP)**
  - Contracted experienced HR service provider to manage healthcare benefits, programs and related items
  - Existing HR team to focus more on people resources and development
  - Implemented additional training programs companywide
  - Improved personnel assessment processes

- **Marketing (Rich Harney, SVP)**
  - Successful integration of all marketing departments and teams into one cohesive unit covering Distribution and Curriculum
  - Closer alignment with sales and merchandising activities
  - New digital campaigns to better target growth opportunities and reach new audiences
  - Resources focused on growth opportunities in Early Childhood, Furniture, Technology, Curriculum and SSI GUARDIAN
  - Integration has resulted in a stronger department with a more efficient cost structure

School Specialty

The Launch of GUARDIAN

GUARDIAN
THE ONLY NAME IN SAFE SCHOOL TRAINING

Current and Credible Curriculum Administered by Security Experts and Academia to Keep our Schools and our Children Safe (and Healthcare)



Professor Frank Trapp, PhD
Curriculum Author & Certified Executive Instructor

Target Markets

- K-12 Schools
- Higher Learning
- Healthcare
- Transportation

Solutions

- Advanced Training
- Consulting Services
- Security Products
- Technology Solutions



J. Kelly Stewart
MBA, CHS-IV, CFC, CAS
Curriculum Contributing Author & Certified Executive Instructor



Rocco DelMonaco
Certified Executive Instructor

SSI GUARDIAN – Security, Safety and Crisis Preparedness Solutions

- Launched in January 2015 – solutions to address safety and risk mitigation
- Goal is to help teachers, staff and administrative personnel develop awareness, preparedness and preservation for on-premise crisis strategies
- Initial curriculum to focus on Active Shooter Response in Schools and Healthcare with Bus Driver Threat Awareness Curriculum programs
- Leadership team and subject matter experts with backgrounds in global security, defense, federal agencies and academia (e.g. U.S. Secret Service, FBI, DHS, DSS and CIA, higher learning campus security executives and former military special operations personnel)
- Multi-billion market and growing; today's environment unfortunately mandates the need for better school safety programs (and within facilities)
- Increased federal and district funding for security/safety programs and products
- Ability to leverage SSI's nationwide reach into schools
- Plans to enhance curriculum and expand product/technology portfolio in CY15

School Specialty

Summary: Executing our Turnaround Plan to Drive Future Performance and Increase Customer Satisfaction

School Specialty Continues to Implement its Turnaround Plan to Drive Efficiencies, Growth and Profitability



Top-line Initiatives
Sales model transformation
Project GUARDIAN
Restructured curriculum sales & product development teams
Channel sales
Marketing, sales and merchandising continuum
New senior leadership
Implementation of Lean Six Sigma business practices
Right-sizing through reorganization into "One-SSI" (Project Babylon)
SKU and inventory management
Distribution center consolidation / optimization
Operational Initiatives

Significant scope to continue turnaround

- Realize returns from actions initiated over the last 18 months
- Many areas remain to be optimized (can only implement major initiatives during off-season, so a limit on what can be done at any one time)
- Biggest opportunity is not a specific initiative: recapture lost wallet share as customer needs evolve and SSI product offering did not evolve in response
- Continue to execute on additional initiatives and grow business
  - Performance and corporate right-sizing initiatives to streamline organization
  - Investment in proprietary new offering, Project GUARDIAN(1), an example of identifying customer needs and developing a solution in response
- Upside to top-line growth and margin expansion through incremental, highly actionable initiatives not in forecast

(1) The Company did not recognize any revenue from this initiative in CY'14.

School Specialty

Balance Sheet Review



Balance Sheet Review

Key Highlights as of January 24, 2015

- Outstanding ABL facility balance was $13.6 million vs. $10.6 million as of April 26, 2014 and $0 as of January 25, 2014
- Outstanding gross balance on Term Loan Credit Agreement was $142.7 million vs. $143.9 million as of April 26, 2014
  - $1.3 million reflected as currently maturing, long-term debt
- Deferred cash payment obligations payable in December 2019
  - The reconciliation of general unsecured claims was completed during the third quarter of fiscal 2015
  - Deferred payment obligations are $17.3 million – $3.0 million represents a 20% recovery for the creditors, $12.1 million represents a 45% recovery for the creditors and $2.2 million is related to accrued paid-in-kind interest

CAPITALIZATION ($'s in millions)	As of 1/24/15	As of 4/26/14	As of 1/25/14
Cash and cash equivalents	$11.9	$9.0	$17.9
New ABL Facility, maturing in 2018	$13.6	$10.6	$0.0
New Term Loan, maturing in 2019	$142.7	$143.9	$144.3
Total 1st Lien Debt	$156.3	$154.5	$144.3
Net 1st Lien Debt	$144.4	$145.5	$126.4
Deferred Cash Payment Obligations	$17.3	$14.3	$12.3
Total Debt	$173.6	$168.7	$156.6
Net Debt	$161.7	$159.7	$138.7
Equity Market Capitalization	$102.0	$110.1	$80.0
Enterprise Value	$263.7	$269.8	$218.7

School Specialty.

Consolidated Balance Sheet Comparison

SCHOOL SPECIALTY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In Thousands, Except Share Data)

	January 24, 2015	April 26, 2014	January 25, 2014
ASSETS			
Current assets:			
Cash and cash equivalents	$ 11,861	$ 9,008	$ 17,888
Accounts receivable, less allowance for doubtful accounts of $925, $984 and $1,267, respectively	56,819	62,631	56,017
Inventories	81,298	93,387	73,224
Deferred catalog costs	9,380	8,057	9,933
Prepaid expenses and other current assets	18,899	18,043	13,655
Refundable income taxes	569	-	5,432
Assets held for sale	1,598	2,200	2,200
Total current assets	180,424	193,326	178,349
Property, plant and equipment, net	34,938	39,045	36,036
Goodwill	21,588	21,588	21,588
Intangible assets, net	44,888	48,251	49,371
Development costs and other	32,387	36,646	36,413
Deferred taxes long-term	12	48	47
Investment in unconsolidated affiliate	715	715	715
Total assets	$ 314,952	$ 339,619	$ 322,519

School Specialty

Consolidated Balance Sheet Comparison (Cont'd)

SCHOOL SPECIALTY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In Thousands, Except Share Data)

	January 24, 2015	April 26, 2014	January 25, 2014
LIABILITIES AND STOCKHOLDERS' EQUITY			
Current liabilities:			
Current maturities - long-term debt	$ 14,904	$ 12,388	$ 1,434
Accounts payable	32,026	42,977	23,033
Accrued compensation	4,324	8,966	4,910
Deferred revenue	2,069	2,613	2,559
Other accrued liabilities	12,498	14,460	14,555
Total current liabilities	65,821	81,404	46,491
Long-term debt - less current maturities	156,468	153,987	152,581
Other liabilities	843	1,171	1,422
Total liabilities	223,132	236,562	200,494
Stockholders' equity:			
Preferred stock, $0.001 par value per share, 500,000 shares authorized; none outstanding	-	-	-
Common stock, $0.001 par value per share, 2,000,000 shares authorized; 1,000,004 shares outstanding	1	1	1
Capital in excess of par value	118,283	120,955	120,955
Accumulated other comprehensive loss	(1,266)	(414)	(436)
Retained earnings (accumulated deficit)	(25,198)	(17,485)	1,505
Total stockholders' equity	91,820	103,057	122,025
Total liabilities and stockholders' equity	$ 314,952	$ 339,619	$ 322,519

School Specialty

Working Capital Analysis

	3Q13	3Q14	Y-O-Y Change	4Q13	4Q14	Y-O-Y Change	1Q14	1Q15	Y-O-Y Change	2Q14	2Q15	Y-O-Y Change	3Q14	3Q15	Y-O-Y Change
Accounts receivable, net	$57.3	$56.0	($1.3)	$58.9	$62.6	$3.7	$138.9	$135.8	($3.1)	$122.2	$118.0	($4.2)	$56.0	$56.8	$0.8
Inventories	$86.7	$73.2	($13.5)	$92.6	$93.4	$0.8	$104.9	$109.7	$4.8	$67.7	$70.1	$2.4	$73.2	$81.3	$8.1
Prepaid expenses and other current assets	$10.4	$13.7	$3.3	$29.9	$18.0	($11.9)	$26.7	$19.2	($7.5)	$14.1	$16.5	$2.4	$13.7	$18.9	$5.2
Accounts payable	$64.0	$23.0	($41.0)	$74.8*	$43.0	$31.8	$49.1	$53.4	$4.3	$25.8	$36.3	$10.5	$23.0	$32.0	$9.0

	4Q13	4Q14	% Chg.
Day Sales Outstanding	51	52.6	3.1%
Days Inventory Outstanding	125.7	130	3.4%
Days Payable Outstanding	101.6	59.8	-41.1%

	1Q14	1Q15	% Chg.
Day Sales Outstanding	62.5	62	-0.8%
Days Inventory Outstanding	80.3	82.6	2.9%
Days Payable Outstanding	37.6	40.2	6.9%

	2Q14	2Q15	% Chg.
Day Sales Outstanding	45.3	45	-0.7%
Days Inventory Outstanding	40.4	42	4.0%
Days Payable Outstanding	15.4	21.8	41.6%

	3Q14	3Q15	% Chg.
Day Sales Outstanding	68.3	66.5	-2.6%
Days Inventory Outstanding	138.2	145.2	5.1%
Days Payable Outstanding	43.5	57.2	31.5%

Summary

- Increased investments in Curriculum and Furniture product categories to support anticipated growth drove inventories up $8.1 million
- Accounts receivable increased $0.8 million or approximately 1.4% year-over-year; DSO's down 1.8 days; agings improved y-o-y
- Accounts payable increased $9.0 million due to a combination of increased inventory levels and transition back to more normal credit terms

NOTES:
- *Accounts payable for 4Q F'13 includes pre-petition payables associated with Chapter 11 reorganization*
- *1Q F'14 includes both the Predecessor and Successor Companies*
- *DSO's, DIOH's and DPO's are now calculated based on the last 3-months of activity*

School Specialty

Direct Free Cash Flow Analysis

SCHOOL SPECIALTY, INC.
CONSOLIDATED DIRECT FREE CASH FLOW
(In Thousands)

	Nine Months Ended January 24, 2015		Combined Nine Months Ended January 25, 2014	
Adjusted EBITDA	$	42,886	$	46,561
Capex		(9,387)		(4,534)
Product development		(4,676)		(4,146)
Proceeds from asset sales		216		1,599
Other		(12,509)		(1,922)
Change in working capital		(2,776)		5,093
Unleveraged free cash flow		13,754		42,651
Cash interest		(11,767)		(12,897)
Taxes		127		(1,899)
Leveraged free cash flow	$	2,114	$	27,855
Reconciliation to GAAP cash flow:				
Net cash from (used) in operating activities	$	15,961	$	8,634
Net cash from (used) in investing activities		(13,847)		19,221
	$	2,114	$	27,855

Financial Reconciliations and Footnotes

- The variance in capex y-o-y is timing related and the result of a $2.8 million reclassification of capex into F'15 from April of F'14
- For F'15, capital expenditures are expected to be at or below prior year levels.
- Within Other, the $12.8 million in F'15 consists of $8.5 million of restructuring related costs included in SG&A and $4.3 million of facility exit and restructuring costs as reported as a separate line item in the financial statements.
- In F'14, Other of $1.9 million includes $5.3 million of restructuring related costs included in SG&A and $6.0 million of facility exit and restructuring costs as reported. It also included certain other non-recurring items, the largest of which was a $26.3 million recovery of restricted cash relating to the emergence from bankruptcy.
- The Company expects to incur minimal restructuring costs going forward other than severance related expenses in 4Q F'15.

School Specialty®

Financial Outlook
Investment Considerations



Updated Fiscal 2015 Financial Outlook

- **F'15 revenues expected to come in at the low to mid-point of prior guidance of $625 million - $640 million**
  - Company on track to meet the lower-end of prior revenue guidance; growth in 2H is establishing momentum for F'16, but not sufficient to offset soft y-o-y performance in the 1H of FY 15 and drive results to the higher end of the range
- **FY15 Adjusted EBITDA guidance lowered from $48 million - $54 million to $45 million - $47 million**
  - Lowered Adjusted EBITDA outlook based on higher than anticipated employee benefit costs and the impact of executed cost reduction initiatives occurring later in the FY than originally targeted
- **Expect to realize additional savings through corporate realignment initiatives**
  - Incremental benefits of operating initiatives expected to be in excess of $11.0 in F'16 from the Sales Force Realignment, Project Babylon and other operating initiatives
  - Additional cost saving initiatives identified and in process; may be offset by additional investments in business to support growth
- **Anticipating year-over-year growth in Q4; SSI well-positioned for top-line growth and improved bottom-line performance in F'16**
  - Bookings and order trends support outlook for overall growth
  - Supplies and Instructional Solutions categories tracking roughly in line with last fiscal year; agenda product lines below
  - Growth in Furniture and Technology categories still expected for F'15
  - Curriculum segment still anticipating modest growth in Q4 led by the Science category
- **Capital expenditures (including product development expenditures) anticipated to be $17 million - $19 million**

School Specialty

Positioning for the Future: Investment Considerations

- Positive Trends in Education End Markets
- Large and stable addressable market with favorable growth outlook
- Attractive financial profile with high visibility – strong operating leverage and free cash flow
- A leader in a highly fragmented industry
- Significant top-line investments and operational improvements in progress
- Comprehensive product offering and premier brands with compelling value proposition
- New management team comprising seasoned executives
- Distribution and Curriculum products delivered via print, digital and blended formats
- Long-tenured relationships with large customer base provides highly diversified business mix

School Specialty

Safe Harbor Statement/Non-GAAP Financial Information

Safe Harbor Statement

This presentation contains statements about School Specialty's future financial conditions, results of operations, expectations, plans, or prospects, including the information under the heading, "Updated Fiscal 2015 Financial Outlook", that constitute forward-looking statements. Forward-looking statements also include those preceded or followed by the words "anticipates," "believes," "could," "estimates," "expects," "intends," "may," "plans," "projects," "should," "targets" and/or similar expressions. These forward-looking statements are based on School Specialty's current estimates and assumptions as of the date of the information presented and, as such, involve uncertainty and risk. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those contemplated by the forward-looking statements because of a number of factors, including the factors described in Item 1A of School Specialty's Annual Report on Form 10-K for the fiscal year ended April 26, 2014, which factors are incorporated herein by reference. Any forward-looking statement in this presentation speaks only as of the date in which it is made. Except to the extent required under the federal securities laws, School Specialty does not intend to update or revise the forward-looking statements.

Non-GAAP Financial Information

The Company adopted fresh start accounting and reporting effective June 11, 2013, the Fresh Start Reporting Date. The financial statements as of the Fresh Start Reporting Date report the financial position of the Successor Company with no beginning retained earnings or accumulated deficit. Any financial statement presentation of the Successor Company represents the financial position and results of operations of a new reporting entity and is not comparable to prior periods presented by the Predecessor Company. The financial statements for periods ended prior to the Fresh Start Reporting Date do not include the effect of any changes in the Predecessor Company's capital structure or changes in the fair value of assets and liabilities as a result of fresh start accounting.

Accordingly, management has provided non-GAAP combined results for the nine months ended January 25, 2014. Non-GAAP combined results combine GAAP results of the Successor Company for the thirty three weeks ended January 25, 2014 and GAAP results of the Predecessor Company for the six weeks ended June 11, 2013. Management's non-GAAP analysis compares the Successor Company's GAAP results for the nine months ended January 24, 2015 for certain financial items to the Non-GAAP combined results for the nine months ended January 25, 2014.

This presentation also includes a presentation of Adjusted EBITDA and Direct Free Cash Flow, non-GAAP financial measures. Adjusted EBITDA and Direct Cash Flow are used by management as measures for judging the Company's operating performance and for estimating the Company's earnings growth prospects. Adjusted EBITDA does not represent, and should not be considered, an alternative to net income or operating income as determined by GAAP, and our calculation may not be comparable to similarly titled measures reported by other companies. Direct Cash Flow does not represent, and should not be considered, an alternative to cash flow from operations.

A reconciliation of (i) non-GAAP combined results for the nine months ended January 25, 2014 to the GAAP results for the thirty three weeks ended January 25, 2014 and the six weeks ended June 11, 2013, (ii) Adjusted EBITDA to GAAP net income for the three and nine months ended January 24, 2015 and combined Adjusted EBITDA to combined net income for the three and nine months ended January 25, 2014, and (iii) Direct Free Cash Flow (unleveraged and leveraged) to Adjusted EIBTDA for the nine months ended January 25, 2014 and combined Adjusted EBITDA for the combined nine months ended January 25, 2014, is included in this Fiscal 2015 Third Quarter and Nine Month Results Update dated March 4, 2015.

School Specialty

Investor Contacts:

Ryan M. Bohr
EVP & Chief Financial Officer
920-882-5868
Ryan.bohr@schoolspecialty.com

Glenn Wiener
Investor Relations
212-786-6011
IR@schoolspecialty.com